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                                                                      EXHIBIT 99
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June 18, 1996
                                                     Contact:  Marianna Sheridan

                                                                  (704) 383-3715

CHARLOTTE - First Union Captial Markets Corp. has determined that employee benefit plans subject to ERISA that hold the First Union Master Credit Card Trust's Class A Floating Rate Asset Back Certificates, Series 1996-2
("Class A Certificates") may be deemed to own "plan assets" for ERISA purposes.

First Union has made this determination because certain trades in connection with First Union Capital Markets Corp.'s initial offering of the Class A Certificates may have been impermissible and this may have caused the Class A Certificates to have failed to meet the "100 holders" requirement of ERISA, which is one of several ways to make securities "ERISA eligible." Accordingly, continued ownership of 1996-2 Class A Certificates by plans could result in the occurrence of "prohibited transactions" under ERISA.

Further, because the Class A Certificates are not "ERISA eligible," holders of Class A Certificates should not sell them to plans.

The information in this release has no effect on holders of interests in the Trust other than holders of the Class A Certificates, Series 1996-2.

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